Exhibit 14(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-100666 on Form N-14 of Merrill Lynch Bond Fund, Inc. (the “Fund”) of our report dated November 14, 2002 appearing in the September 30, 2002 Annual Report of Core Bond Portfolio and Intermediate Term Portfolio of the Fund, and to the references to us under the captions “COMPARISON OF THE FUNDS—Financial Highlights—Core Bond” and “EXPERTS” appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York December 4, 2002